EXHIBIT 4


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN ANY TRANSACTION UNLESS FIRST REGISTERED UNDER SUCH LAWS OR UNLESS SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS.

                               WARRANT CERTIFICATE

                             THE CERPLEX GROUP, INC.

No. WR-SA05                                                   53,826 Warrants
Date:  November 29, 1994


         This  WARRANT  CERTIFICATE   certifies  that  DLJ  Capital  Corporation
("Agent") or registered assigns, is the registered holder of Fifty-Three Thousand Eight Hundred Twenty-Six (53,826) Warrants. Each Warrant entitles the owner thereof to purchase, at any time on or after the Closing Date (as such term is defined in the Warrant Agreement referred to below) and prior to 5:00 p.m. (Los Angeles, California time) on the Termination Date (as such term is defined in the Warrant Agreement referred to below), one fully paid and nonassessable share of Common Stock (as such term is defined in the Warrant Agreement referred to below) of THE CERPLEX GROUP, INC., a Delaware corporation (the "Company"), at an initial purchase price of Eight Dollars and Eight Cents ($8.08) per share of Common Stock (the "Purchase Price") upon (i) presentation and surrender of this Warrant Certificate with a form of election to purchase duly executed and (ii) satisfaction of the Purchase Price in the manner set forth in the Warrant Agreement. The number of shares of Common Stock that may be purchased upon exercise of each Warrant, and the Purchase Price, are the number and the Purchase Price as of the date hereof and are subject to adjustment under certain circumstances as provided in the Warrant Agreement referred to below.

         The Warrants are issued pursuant to the Placement Agent Warrant Purchase Agreement, dated as of November 19, 1993 (as amended from time to time, the "Warrant Agreement"), between the Company and Agent, and are subject to all of the terms, provisions and conditions thereof, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, obligations, duties and immunities of the Company and the holders of the Warrant Certificates. Capitalized terms used, but not defined, herein have the meanings assigned to them in the Warrant Agreement.



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         This Warrant  Certificate shall be exercisable,  at the election of the holder, either as an entirety or in part from time to time. If this Warrant Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of Warrants not exercised. This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the office of the Company referred to in Section 1.2(b) of the Warrant Agreement, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common
Stock  as  the  Warrants  evidenced  by  the  Warrant   Certificate  or  Warrant
Certificates surrendered shall have entitled such holder to purchase.

         Except as expressly set forth in the Warrant Agreement, no holder of this Warrant Certificate shall be entitled to any right to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other Securities of the Company that may at any time be issued upon the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a holder of a share of Common Stock in the Company or any right to vote upon any matter submitted to holders of shares of Common Stock at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of Securities, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights, or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

               THIS WARRANT CERTIFICATE AND THE WARRANT AGREEMENT
         SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE
                          WITH, INTERNAL NEW YORK LAW.

         WITNESS the signature of a proper officer of the Company as of the date first above written.

                                         THE CERPLEX GROUP, INC.



                                         By__________________________________
                                           Bruce Nye, Chief Financial Officer

ATTEST:


___________________________________
Frederic A. Randall, Jr., Secretary


                                       4-2

                                                                       EXHIBIT 4



THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN ANY TRANSACTION UNLESS FIRST REGISTERED UNDER SUCH LAWS OR UNLESS SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS.

                               WARRANT CERTIFICATE

                             THE CERPLEX GROUP, INC.

No. WR-SA04                                                3,167 Warrants
Date:  November 29, 1994


         This WARRANT CERTIFICATE certifies that DLJ First ESC L.L.C. ("Holder") or registered assigns, is the registered holder of Three Thousand One Hundred Sixty-Seven (3,167) Warrants. Each Warrant entitles the owner thereof to purchase, at any time on or after the Closing Date (as such term is defined in the Warrant Agreement referred to below) and prior to 5:00 p.m. (Los Angeles, California time) on the Termination Date (as such term is defined in the Warrant Agreement referred to below), one fully paid and nonassessable share of Common Stock (as such term is defined in the Warrant Agreement referred to below) of THE CERPLEX GROUP, INC., a Delaware corporation (the "Company"), at an initial purchase price of Eight Dollars and Eight Cents ($8.08) per share of Common Stock (the "Purchase Price") upon (i) presentation and surrender of this Warrant Certificate with a form of election to purchase duly executed and (ii) satisfaction of the Purchase Price in the manner set forth in the Warrant Agreement. The number of shares of Common Stock that may be purchased upon exercise of each Warrant, and the Purchase Price, are the number and the Purchase Price as of the date hereof and are subject to adjustment under certain circumstances as provided in the Warrant Agreement referred to below.

         The Warrants are issued pursuant to the Placement Agent Warrant Purchase Agreement, dated as of November 19, 1993 (as amended from time to time, the "Warrant Agreement"), between the Company and DLJ Capital Corporation, and are subject to all of the terms, provisions and conditions thereof, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, obligations, duties and immunities of the Company and the holders of the Warrant Certificates. Capitalized terms used, but not defined, herein have the meanings assigned to them in the Warrant Agreement.

         This Warrant Certificate shall be exercisable, at the election of the holder, either as an entirety or in part from time to time. If this Warrant Certificate shall be exercised in


                                       4-3
part, the holder shall be entitled to receive, upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of Warrants not exercised. This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the office of the Company referred to in Section 1.2(b) of the Warrant Agreement, may be exchanged for another Warrant Certificate or Warrant Certificates or like tenor evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase.

                  Except as expressly set forth in the Warrant Agreement, no holder of this Warrant Certificate shall be entitled to any right to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other Securities of the Company that may at any time be issued upon the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a holder of a share of Common Stock in the Company or any right to vote upon any matter submitted to holders of shares of Common Stock at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of Securities, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights, or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

               THIS WARRANT CERTIFICATE AND THE WARRANT AGREEMENT
         SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE
                          WITH, INTERNAL NEW YORK LAW.

         WITNESS the signature of a proper officer of the Company as of the date first above written.

                                          THE CERPLEX GROUP, INC.



                                          By__________________________________
                                            Bruce Nye, Chief Financial Officer

ATTEST:


___________________________________
Frederic A. Randall, Jr., Secretary


                                       4-4

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